DSI REALTY INCOME FUND XI
                     (A California Real Estate Limited Partnership)


BALANCE SHEETS(UNAUDITED)
SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                                        September 30,     December 31,
                                            1998             1997
ASSETS

CASH AND CASH EQUIVALENTS                $  663,595       $  500,351
PROPERTY                                  5,764,097        5,986,304
OTHER ASSETS                                 46,473           30,926

TOTAL                                    $6,474,165       $6,517,581

LIABILITIES AND PARTNERS' EQUITY

LIABILITIES                              $  301,388       $  257,666

PARTNERS' EQUITY:
     General Partners                       (27,939)         (27,068)
     Limited Partners                     6,200,716        6,286,983

  Total partners' equity                  6,172,777        6,259,915

TOTAL                                    $6,474,165       $6,517,581

See accompanying notes to financial statements(unaudited).

STATEMENTS OF INCOME (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997


                                       September 30,     September 30,
                                           1998              1997


REVENUES:

Rental Income                            $  508,021        $  482,853
Interest                                      5,689             4,766
     Total revenues                         513,710           487,619

EXPENSES:

Operating Expenses                          239,303           244,065
General and administrative                   25,787            24,468
     Total expenses                         265,090           268,533

INCOME BEFORE MINORITY INTEREST IN
INCOME OR REAL ESTATE JOINT VENTURES        248,620           219,086

MINORITY INTEREST IN INCOME OF
REAL ESTATE JOINT VENTURES                 (132,154)         (109,000)

NET INCOME                               $  116,466        $  110,086


AGGREGATE NET INCOME ALLOCATED TO:
    Limited partners                     $  115,301        $  108,985
    General partners                          1,165             1,101

TOTAL                                    $  116,466        $  110,086

NET INCOME PER LIMITED
   PARTNERSHIP UNIT                      $     5.77        $     5.45


LIMITED PARTNERSHIP UNITS
   USED IN PER UNIT CALCULATION              20,000            20,000

See accompanying notes to financial statements(unaudited).


STATEMENTS OF INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997


                                       September 30,     September 30,
                                           1998              1997


REVENUES:

Rental Income                           $1,468,059         $1,407,867
Interest                                    14,018             10,829
Total revenues                           1,482,077          1,418,696

EXPENSES:

Operating expenses                         725,259            719,060
General and administrative                 105,742             99,325
Total expenses                             831,001            818,385

INCOME BEFORE MINORITY INTEREST IN
INCOME OF REAL ESTATE JOINT VENTURES       651,076            600,311

MINORITY INTEREST IN INCOME
OF REAL ESTATE JOINT VENTURES             (132,154)          (109,000)

NET INCOME                                 518,922            491,311

AGGREGATE NET INCOME ALLOCATED TO:

Limited partners                           513,733            486,398
General partners                             5,189              4,913
TOTAL                                      518,922            491,311

NET INCOME PER LIMITED
PARTNERSHIP UNIT                            $25.69             $24.32

LIMITED PARTNERSHIP UNITS
USED IN PER UNIT CALCULATION                20,000             20,000

See accompanying notes to financial statements(unaudited).



STATEMENTS OF CHANGES IN PARTNERS' EQUITY (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                      GENERAL        LIMITED
                                      PARTNERS       PARTNERS       TOTAL
EQUITY AT JANUARY 1, 1997           ($  25,145)     $6,477,469   $6,452,324

NET INCOME                               4,913         486,398      491,311
DISTRIBUTIONS                           (5,304)       (525,000)    (530,304)

EQUITY AT SEPTEMBER 30, 1997          ($25,536)     $6,438,867   $6,413,331

EQUITY AT JANUARY 1, 1998             ($27,068)     $6,286,983   $6,259,915

NET INCOME                               5,189         513,733      518,922
DISTRIBUTIONS                           (6,060)       (600,000)    (606,060)

EQUITY AT SEPTEMBER 30, 1998          ($27,939)     $6,200,716   $6,172,777


See accompanying notes to financial statements(unaudited).

STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

                                    September 30,      September 30,
                                        1998               1997
                                                                              1995                       1994
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                             $ 518,922          $ 491,311

Adjustments to reconcile net
   income to net cash provided
   by operating activities:

     Depreciation and amortization       239,094            239,094

     Changes in assets and
      	liabilities:

     Increase in other assets            (15,547)           (39,538)
     Increase in liabilities              43,722             23,657

Net cash provided by
  operating activities                   786,191            714,524

CASH FLOWS FROM INVESTING ACTIVITIES -
Purchase of property and equipment       (16,887)

CASH FLOWS FROM FINANCING ACTIVITIES -

     Distributions to partners          (606,060)          (530,304)

NET INCREASE CASH AND
   CASH EQUIVALENTS                      163,244            184,220

CASH AND CASH EQUIVALENTS:

     At beginning of period              500,351            384,938
     At end of period                  $ 663,595          $ 569,158


See accompanying notes to financial statements(unaudited).


DSI REALTY INCOME FUND XI
(A California Real Estate Limited Partnership)

NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.   GENERAL

DSI Realty Income Fund XI (the "Partnership"), a limited partnership, has three general partners (DSI Properties, Inc., Robert J. Conway and
Joseph W. Conway) and limited partners owning 20,000 limited partnership units. The Partnership was formed under the California Uniform Limited Partnership Act for the primary purpose of acquiring and operating real estate.

The accompanying financial information as of September 30, 1998, and for the periods ended September 30, 1998, and 1997 is unaudited. Such financial information includes all adjustments which are considered necessary by the Partnership's management for a fair presentation of the results for the periods indicated.

2.   PROPERTY

As of September 30, 1998, the Partnership has purchased a 90% interest in a mini-storage facility in Whittier, California; an 85% interest in an existing mini-storage in Edgewater Park, New Jersey; a 90% interest in an existing mini-storage facility in Bloomingdale, Illinois; and a 75% interest in an existing mini-storage in Sterling Heights, Michigan from Dahn Corporation. The remaining percentages are owned by four California Limited Partnerships, of which Dahn Corporation is the General Partner.

As of September 30, 1998, the total property cost and accumulated depreciation are as follows:

        Land                                 $  1,894,250
        Buildings                               6,437,441
        Furniture and equipment                     7,594
        Total                                   8,339,285
        Less: Accumulated Depreciation        ( 2,575,188)
        Property - Net                       $  5,764,097


3.   NET INCOME PER LIMITED PARTNERSHIP UNIT

Net income per limited partnership unit is calculated by dividing the net income allocated to the limited partners by the number of limited partnership units outstanding during the period.